UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2024

INMED PHARMACEUTICALS INC.

(Exact Name of Company as Specified in Charter)

British Columbia	001-39685	98-1428279
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

InMed Pharmaceuticals Inc. Suite 310 - 815 W. Hastings Street, Vancouver, B.C. Canada	V6C 1B4
(Address of Principal Executive Offices)	(Zip Code)

Company’s telephone number, including area code: (604) 669-7207

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	INM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported by InMed Pharmaceuticals Inc. (the “Company”) on its Current Report on Form 8-K, the Company received a notification letter, dated September 19, 2023, from the Nasdaq Stock Market, LLC (“Nasdaq”), indicating that, based on the previous 30 consecutive business days, the Company’s listed shares (the “Listed Shares”) no longer met the minimum $1.00 bid price per share requirement for the continued listing on the Nasdaq Capital Market, as set forth in Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Rule”). Therefore, in accordance with the Nasdaq Listing Rules, the Company was provided 180 calendar days, or until March 18, 2024, to regain compliance with such requirement.

On March 19, 2024, the Company received written notification (the “Current Notification”) from the Listing Qualifications Department of Nasdaq that the Company has been granted an additional 180-day compliance period, or until September 16, 2024 (the “Extended Compliance Period”), to regain compliance with the Minimum Bid Price Rule. Nasdaq’s determination is based on the Company meeting the continued listing requirement for market value of publicly held shares and all other applicable requirements for initial listing on the Nasdaq Capital Market, with the exception of the bid price requirement, and the Company’s written notice of its intention to consider all available options to regain compliance during the Extended Compliance Period, including, if necessary, effecting a reverse stock split.

If at any time prior to September 16, 2024, the closing bid price of the Listed Shares is at least $1.00 per share for a minimum of 10 consecutive business days, the Company will regain compliance with the Minimum Bid Price Rule and this matter will be closed. If the Company does not regain compliance with the Minimum Bid Price Rule during the Extended Compliance Period, Nasdaq will provide written notification to the Company that the Listed Shares will be delisted. At that time, the Company may appeal the relevant delisting determination to a hearings panel (the “Hearings Panel”) pursuant to the procedures set forth in the Nasdaq Listing Rules. However, if the Company does appeal Nasdaq’s delisting determination to the Hearings Panel, there can be no assurance that such appeal would be successful.

The Current Notification has no immediate effect on the listing or trading of the Listed Shares, which will continue to trade on the Nasdaq Capital Market under the symbol “INM.”

Item 7.01 Regulation FD Disclosure.

On March 20, 2024, the Company issued a press release announcing its receipt of the 180-day extension from Nasdaq to regain compliance with the Minimum Bid Price Rule. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information set forth in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information set forth in this Item 7.01, including Exhibit 99.1, shall not be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

The following exhibits shall be deemed to be furnished, and not filed:

Exhibit No.	Description
99.1	News release, dated March 20, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document and included as Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INMED PHARMACEUTICALS INC.

Date: March 20, 2024	By:	/s/ Eric A Adams
Eric A. Adams
President & CEO

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